As filed with the Securities and Exchange Commission on August 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0728374 (I.R.S. Employer Identification No.)

2100 Powell Street, Suite 720

Emeryville, CA 94608

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Dynavax Technologies Corporation 2018 Equity Incentive Plan

(Full Title of the Plan)

Ryan Spencer

Chief Executive Officer

Dynavax Technologies Corporation

2100 Powell Street, Suite 720

Emeryville, CA 94608

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Steven M. Przesmicki, Esq. Cooley LLP 10265 Science Center Drive San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 is being filed by Dynavax Technologies Corporation (“Dynavax” or the “Company”) for the purpose of registering an additional 11,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Company’s 2018 Equity Incentive Plan (the “2018 EIP”). The shares of the Company’s Common Stock previously reserved for issuance under the 2018 EIP were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-225525, 333-233247, 333-241674, and 333-265373) filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2018, August 13, 2019, August 6, 2020, and June 2, 2022 (the “Prior Forms S-8”). This Registration Statement relates to securities of the same class as those to which the Prior Forms S-8 relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of Prior Forms S-8 are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

●	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 22, 2024;

●	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024 and June 30, 2024, filed with the Commission on May 8, 2024 and August 6, 2024;

●	the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 12, 2024, April 1, 2024, May 24, 2024 and August 2, 2024;

●

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2024 annual meeting of stockholders, filed with the Commission on April 11, 2024, including the Registrant’s definitive additional materials relating to the Registrant’s 2024 annual meeting of stockholders, filed with the Commission on April 26, 2024; and

●

the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on February 6, 2004, including any amendments or reports filed for purpose of updating such description, including Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 22, 2024.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

		Incorporation by Reference
Exhibit		Exhibit
Number	Description	Number	Filing	Filing Date	File No.
4.1	Sixth Amended and Restated Certificate of Incorporation.	3.1	S-1/A	February 5, 2004	333-109965
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation.	3.1	8-K	January 4, 2010	001-34207
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation.	3.1	8-K	January 5, 2011	001-34207
4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation.	3.6	8-K	May 30, 2013	001-34207
4.5	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation.	3.1	8-K	November 10, 2014	001-34207
4.6	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation.	3.1	8-K	June 2, 2017	001-34207
4.7	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation.	3.1	8-K	July 31, 2017	001-34207
4.8	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation.	3.1	8-K	May 29, 2020	001-34207
4.9	Amended and Restated Bylaws.	3.8	10-Q	November 6, 2018	001-34207
4.10	Form of Specimen Common Stock Certificate.	4.2	S-1/A	January 16, 2004	333-109965
4.11	Indenture between Company and U.S. Bank National Association as trustee, dated May 13, 2021.	4.1	8-K	May 13, 2021	001-34207
4.12	Form of Global Note, representing Dynavax Technologies Corporation’s 2.50% Convertible Senior Notes Due 2026.	4.1	8-K	May 13, 2021	001-34207
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Dynavax Technologies Corporation 2018 Equity Incentive Plan.	10.1	10-Q	August 6, 2024	001-34207
107*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 6th day of August, 2024.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ RYAN SPENCER
Ryan Spencer
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Ryan Spencer and Kelly MacDonald, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RYAN SPENCER	Chief Executive Officer	August 6, 2024
Ryan Spencer	(Principal Executive Officer)

/s/ KELLY MACDONALD	Chief Financial Officer	August 6, 2024
Kelly MacDonald	(Principal Financial Officer)

/s/ JUSTIN BURGESS	Chief Accounting Officer	August 6, 2024
Justin Burgess	(Principal Accounting Officer)

/s/ SCOTT MYERS		August 6, 2024
Scott Myers	Chairman of the Board

/s/ FRANCIS R. CANO		August 6, 2024
Francis R. Cano, Ph.D.	Director

/s/ JULIE EASTLAND		August 6, 2024
Julie Eastland	Director

/s/ DANIEL L. KISNER		August 6, 2024
Daniel L. Kisner, M.D.	Director

/s/ BRENT MACGREGOR		August 6, 2024
Brent MacGregor	Director

Signature	Title	Date

/s/ PETER R. PARADISO		August 6, 2024
Peter R. Paradiso, Ph.D.	Director

/s/ PEGGY V. PHILLIPS		August 6, 2024
Peggy V. Phillips	Director

/s/ ELAINE D. SUN		August 6, 2024
Elaine D. Sun	Director